Exhibit 4.2

EXECUTION COPY

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

as Issuer

INGERSOLL-RAND COMPANY LIMITED

as Guarantor

WELLS FARGO BANK, N.A.

as Trustee

Third Supplemental Indenture

Dated as of April 6, 2009

Supplemental to Indenture

Dated as of August 12, 2008

4.50% Exchangeable Senior Notes due 2012

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ii

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THIRD SUPPLEMENTAL INDENTURE, dated as of April 6, 2009, between INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda, as issuer (the “Company”), INGERSOLL-RAND COMPANY LIMITED, a company duly organized and existing under the laws of Bermuda, as guarantor and WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Trustee”) under the Indenture, dated as of August 12, 2008, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, the Guarantor directly or indirectly owns beneficially 100% of the issued share capital of the Company and has executed and delivered the Base Indenture to the Trustee to provide, among other things, for the Guarantee of the unsecured Securities issued by the Company from time to time as provided in Article Thirteen of the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantor and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 201 and 301 of the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish a new series of its Securities to be known as its “4.50% Exchangeable Senior Notes due 2012” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company and the Guarantor have each duly authorized the execution and delivery of this Supplemental Indenture in order to provide for certain supplements to the Indenture which shall only be applicable to the Notes and the related Guarantee;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company and the Guarantor have requested that (i) the Trustee execute and deliver this Supplemental Indenture, (ii) all requirements necessary to make (A) this Supplemental Indenture a valid instrument in accordance with its terms, and (B) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and (C) the Guarantee, when executed by the Guarantor, the valid obligations of the Guarantor, have been performed and (iii) the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises, of the purchase and acceptance of the Notes by the Holders thereof, and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, each of the Company and the Guarantor covenants and agrees with the Trustee to supplement the Base Indenture, only for purposes of the Notes and the related Guarantee, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Amounts” has the meaning specified in Section 10.01(a).

“Additional Interest” has the meaning specified in Section 5.02.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Additional Taxing Jurisdiction” has the meaning specified in Section 10.01(f).

“ADR’s” mean American depositary receipts.

“ADS’s” mean American depositary shares.

“Agent Members” has the meaning specified in Section 2.02.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes in accordance with Section 4.01(a)(ii).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Cash Percentage” has the meaning specified in Section 4.03(c).

“Cash Percentage Notice” has the meaning specified in Section 4.03(c).

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” mean the Class A common shares, par value $1.00 per share, of IR Limited as such common shares exist on the date of this Supplemental Indenture, except that, if the Reorganization is consummated, after consummation thereof, “Common Shares” shall mean the ordinary shares of IR Ireland issued to IR Limited’s common shareholders in the Reorganization (or any subsequent common or ordinary shares or other property included in Reference Property as set forth in Section 4.07).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Parent who was:

(i) a member of Parent’s Board of Directors on the date of the first issuance of the Notes in the case of IR Limited as Parent, or in the case of IR Ireland as Parent, on the effective date of the Reorganization; or

(ii) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Exchange Value” means, for each of the 25 consecutive Trading Days during the Observation Period, 4% of the product of (i) the applicable Exchange Rate on such Trading Day and (ii) the Daily VWAP of the Common Shares on such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 4.03(b).

“Daily Share Amount” has the meaning specified in Section 4.03(b)(ii).

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the Observation Period, the per share volume-weighted average price for Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IR.N <equity> AQR” (or its equivalent successor if such page is not applicable or available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 4.06(c)

“Exchange Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for exchange. The Exchange Agent shall initially be the Trustee.

“Exchange Notice” has the meaning specified in Section 4.02(c).

“Exchange Price” means, in respect of each $1,000 principal amount of Notes, as of any date, $1,000, divided by the Exchange Rate on such date.

“Exchange Rate” means, initially, 55.7414 Common Shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Ex-Dividend Date” means, in respect of any dividend or distribution, the first date upon which the Common Shares trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, without the right to receive such dividend or distribution.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any Subsidiaries of the Company or any employee benefit plan of the Company or such Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Parent’s common equity representing more than 50% of the voting power in the aggregate of all classes of capital stock of Parent outstanding entitled to vote generally in elections of its directors; or

(ii) consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of Parent pursuant to which the Common Shares will be exchanged for cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Parent and its Subsidiaries, taken as a whole, to any Person other than one of its Subsidiaries; provided, however, that a transaction where the holders of all classes of Parent’s common equity immediately prior to such transaction that is a share exchange, consolidation, merger or transfer own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;

(iii) both (A) the Continuing Directors cease to constitute at least a majority of Parent’s Board of Directors and (B) a Below Investment Grade Rating Event occurs;

(iv) Parent’s shareholders approve any plan or proposal for its liquidation or dissolution;

(v) the Common Shares (or other common shares, ordinary shares or ADR’s or ADS’s underlying the Notes) cease to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their successors); or

(vi) in connection with a proposed Redomiciliation to any jurisdiction (other than to Bermuda, Ireland, the United States or any state thereof or the District of Columbia, Redomiciliations to which are not subject to Section 6.02), the date the Company gives a Redomiciliation Notice pursuant to Section 6.02 electing a Fundamental Change to occur rather than for the obligation to pay any Additional Amounts to apply.

“Fundamental Change Company Notice” has the meaning specified in Section 3.03.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Guarantor” means IR Limited and each other guarantor that guarantees the Notes under the Indenture.

“Global Note” means any Note that is a Registered Security in global form.

“Initial Dividend Threshold” has the meaning specified in Section 4.04(d).

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each April 15 and October 15 of each year.

“IR Ireland” means Ingersoll-Rand plc, an Irish incorporated company to be created in connection with the proposed Reorganization.

“IR Limited” means Ingersoll-Rand Company Limited, a Bermuda company.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per Common Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change described in clauses (i), (ii), (v) or (vi) of the definition of Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition or the limitation on repurchase as set forth in Section 3.01(b), but without regard to the proviso in clause (ii) of such definition).

“Market Disruption Event” means (i) a failure by the principal United States national securities or regional securities exchange or market on which the Common Shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day for the Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time.

“Measurement Period” has the meaning specified in Section 4.01(a)(ii).

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“Observation Period” means, with respect to any Note:

(i) if the relevant Exchange Date occurs prior to the 30th Scheduled Trading Day preceding April 15, 2012, the 25 consecutive Trading Day period beginning on and including the second Scheduled Trading Day after such Exchange Date; and

(ii) if the relevant Exchange Date occurs on or after the 30th Scheduled Trading Day preceding April 15, 2012, the 25 consecutive Trading Days beginning on and including the 27th Scheduled Trading Day immediately preceding April 15, 2012.

“Open of Business” means 9:00 a.m., New York City time.

“Parent” means IR Limited, except that if the Reorganization is consummated, after consummation thereof, “Parent” shall mean IR Ireland (or, pursuant to Section 4.07, any subsequent issuer of the Reference Property underlying the Notes).

“Paying Agent” has the meaning set forth in the Base Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.

“Payor” has the meaning specified in Section 10.01(a).

“Physical Notes” means certificated Notes that are not in global form and are Registered Securities issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York City, New York.

“Prospectus Supplement” means the final Prospectus Supplement of the Company, dated March 31, 2009, relating to the Notes.

“Publicly Traded Securities” means, in respect of a transaction described in clauses (i) and (ii) of the definition of Fundamental Change, shares of common stock, ordinary shares, ADR’s or ADS’s traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any or their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction.

“Redomiciliation” of any Person, and with respect to any jurisdiction, means any transaction or event or series of transactions or events (whether by voluntary election, merger, consolidation, binding share exchange, reclassification, sale or transfer of property or assets, or otherwise) which would result in such Person’s being or becoming a tax resident of such jurisdiction under the laws of such jurisdiction or any taxing authority thereof or therein.

“Redomiciliation Notice” has the meaning specified in Section 6.02.

“Reference Property” has the meaning specified in Section 4.07(a).

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the April 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 15 and the October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 15.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.01(a).

“Reorganization” means the series of transactions described in “About us—Reorganization” in the Prospectus Supplement and IR Limited’s Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting, filed with the Commission on March 30, 2009.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, April 15, 2012.

“Stock Price” has the meaning specified in Section 4.06(c).

“Taxes” has the meaning specified in Section 10.01(a).

“Trading Day” means, except as otherwise provided in Section 4.03(f), a day on which (i) trading in the Common Shares generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Shares are then traded, and (ii) a Last Reported Sale Price for the Common Shares is available on such securities exchange or market. If the Common Shares (or other security for which a closing sale price must be determined) are not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Notes at approximately 3:30 p.m.,

New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three bids cannot reasonably be obtained by the Bid Solicitation Agent but only two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate.

“Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trigger Period” means the period commencing 60 days prior to the public announcement by Parent of any change in the composition of Parent’s Board of Directors (or such pending change) and ending 60 days following the consummation of such change (which Trigger Period shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (i) rates the Notes below Investment Grade or (ii) publicly announces that it is no longer considering the Notes for possible downgrade; provided that no such extension shall occur if on such 60th day the Notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

“Underwriters” means Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

“Unit of Reference Property” has the meaning specified in Section 4.07.

“U.S.” means the United States of America.

“U.S. Depositary” has the meaning set forth in the Base Indenture, which shall initially be DTC until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “U.S. Depositary” shall mean such successor U.S. Depositary.

“Valuation Period” has the meaning specified in Section 4.04(c).

ARTICLE 2

THE SECURITIES

Section 2.01. Designation, Principal Amount and Terms. There is hereby authorized and established pursuant to Section 301 of the Base Indenture, a series of Securities designated as the “4.50% Exchangeable Senior Notes due 2012,” and initially limited in aggregate principal amount to $345,000,000, with such series guaranteed by the Guarantor pursuant to the Indenture. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

The principal amount of Notes then outstanding shall be payable at Stated Maturity.

The Company may, at any time, without the consent of the Holders of the Notes, hereafter issue additional notes of the same series (“Additional Notes”) under the Indenture in the same currency and having the same interest rate, maturity and other terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for United States federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. No Additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

The Form of Note and the Guarantee, the Form of Notice of Exchange, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

Section 2.02. Book-entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the U.S. Depositary and (ii) delivered to the Trustee as custodian for the U.S. Depositary.

Members of, or participants in, the U.S. Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note held on their behalf by the U.S. Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the U.S. Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) If DTC continues as depositary for the Common Shares, each Holder of Physical Notes must rely on the procedures of DTC with respect to payment and delivery of Common Shares received by such Holder upon exercise of its exchange rights (and, if the Holder is not an Agent Member, on the procedures of the Agent Members through which the Holder owns its interest).

Section 2.03. Reporting Requirement. The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company and Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). Any quarterly or annual report or other information, document or other report that the Company or Parent files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee. The provisions of Section 704(a)(1) and (b)(1) of the Base Indenture shall not apply to the Notes.

Section 2.04. Tax Considerations for Holders. The Company may request at any time from Holders of Notes who are “United States persons” within the meaning of Section 7701(a)(30) of the Code, to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or valid substitute form) and from Holders of Notes who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or valid substitute form). Any such request must be complied with by such Holder or Holders within 30 days’ of the receipt thereof, such request to be made in writing and mailed by first-class mail to the registered address of such Holder or Holders. If a form previously delivered pursuant to this Section 2.04 expires or becomes obsolete, or if there is a change in circumstances requiring a change in the form previously delivered, the Holder that previously delivered such form shall deliver a new, properly completed and duly executed form on or before the date that the previously delivered form expires or becomes obsolete or promptly after the change in circumstances occurs.

ARTICLE 3

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 3.01. Purchase at the Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to April 15, 2012, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including any Additional Interest thereon, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3. The requirement for the Company to purchase any Notes on the Fundamental Change Purchase Date will be subject to extension to comply with applicable law.

(b) Notwithstanding the foregoing, a Holder shall not have the right to require the Company to repurchase its Notes as a result of a Fundamental Change set forth in clause (i) or (ii) of the definition thereof (including the Reorganization) and a Fundamental Change shall not be deemed to have occurred, if 90% of the consideration received or to be received by the holders of the Common Shares, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Notes become exchangeable for such Publicly Traded Securities, excluding cash payments for fractional shares, pursuant to the provisions set forth under Section 4.03 of this Supplemental Indenture.

Section 3.02. Fundamental Change Purchase Notice. (a) Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Physical Notes, or in compliance with the U.S. Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Physical Notes, in each case, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii) delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the U.S. Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(b) The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if such Notes are Physical Notes, the certificate numbers of such Notes;

(ii) the portion of the principal amount of such Notes, which must be $1,000 or a multiple thereof; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if such Notes are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the U.S. Depositary.

(c) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06.

(d) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.03. Fundamental Change Company Notice. (a) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the U.S. Depositary for providing notices. Simultaneously with providing such Fundamental Change

Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York City, New York or shall publish such information on Parent’s website or through such other public medium as the Company may use at such time.

(b) Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

(c) No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Article 3.

Section 3.04. No Payment Following Acceleration of the Notes. There shall be no purchase of any Notes pursuant to this Article 3 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date. The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the U.S. Depositary, in which case, upon such return and cancelation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.06) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.02.

Section 3.06. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if Physical Notes have not been issued, the notice must comply with appropriate procedures of the U.S. Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.06.

Section 3.07. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price).

Section 3.08. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.09. Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.10. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

EXCHANGE

Section 4.01. Right to Exchange. (a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder of Notes shall have the right, at such Holder’s option, to exchange the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Exchange Rate then in effect for such Notes (x) prior to the Close of Business on the Business Day immediately preceding November 15, 2011, only upon satisfaction of one or more of the conditions described in clauses

(i) through (iv) below and (y) on or after November 15, 2011, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding April 15, 2012, irrespective of the conditions described in clauses (i) through (iv) below.

(i) Prior to the Close of Business on the Business Day immediately preceding November 15, 2011, a Holder of Notes may surrender all or a portion of its Notes for exchange during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009 if the Last Reported Sale Price of the Common Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Exchange Price in effect on each applicable Trading Day. The Company shall notify the Trustee and the Exchange Agent if the Notes become exchangeable in accordance with this Section 4.01(a)(i).

(ii) Prior to the Close of Business on the Business Day immediately preceding November 15, 2011, a Holder of Notes may surrender its Notes for exchange during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Exchange Rate on such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate. The Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day promptly following the receipt of such evidence and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company does not obtain) bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate on each day the Company fails to do so. If the Trading

Price Condition has been met, the Company shall so notify Holders, the Trustee and the Exchange Agent. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the Exchange Rate for such date, the Company shall so notify the holders of the Notes, the Trustee and the Exchange Agent.

(iii) If Parent elects to:

(A) issue to all or substantially all holders of Common Shares certain rights or warrants entitling them to purchase, for a period expiring within 45 calendar days after the announcement date of such issuance, Common Shares at a price per share less than the average of the Last Reported Sale Prices of a Common Share for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Shares assets, debt securities or certain rights to purchase securities of Parent or the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of the Notes at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance. Once the Company has given such notice, Holders may surrender Notes for exchange at any time until the earlier of the Close of Business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise exchangeable at such time. Notwithstanding the foregoing, a Holder of Notes may not exchange its Notes under the provisions of this Section 4.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time and upon the same terms as a holder of Common Shares, as if such Holder held, for each $1,000 principal amount of Notes, a number of Common Shares equal to the Exchange Rate in effect immediately prior to the Ex-Dividend Date.

(iv) If (A) a transaction or event that constitutes a Fundamental Change occurs, determined without regard to Section 3.01(b) and regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Article 3, or (B) any consolidation, merger or binding share exchange of Parent, or any sale, transfer or lease of all or substantially all of Parent’s assets occurs, in each case, pursuant to which the Common Shares would be exchanged for or converted into cash, securities or other assets (other than the Reorganization), Holders may surrender Notes for exchange at any time from or after the date which is 30 Scheduled Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date). The Company shall notify Holders and the Trustee as promptly as practicable following the date Parent publicly announces such transaction, but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if Parent is not a party to such transaction, promptly following the date Parent becomes aware of the consummation of such transaction).

Failure by the Company to give any notice required by Section 4.01, or any defect therein, shall not affect the legality or validity of the relevant transaction or event in this Section 4.01.

(b) Notes may not be exchanged after the close of business on the second Scheduled Trading Day immediately preceding April 15, 2012.

Section 4.02. Exchange Procedures. (a) Each Note shall be exchangeable at the office of the Exchange Agent and, if applicable, in accordance with the procedures of the U.S. Depositary.

(b) In order to exercise the exchange privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for exchange pursuant to the U.S. Depositary’s book-entry exchange program, furnish appropriate endorsements and transfer documents if required by the Company or the Exchange Agent, and pay the funds, if any, required by Section 4.03(d) and any taxes or duties if required pursuant to Section 4.08, and the Exchange Agent must be informed of the exchange in accordance with the customary practice of the U.S. Depositary.

(c) In order to exercise the exchange privilege with respect to any Physical Notes, the Holder of any such Notes to be exchanged, in whole or in part, shall:

(i) complete and manually sign the exchange notice provided on the back of the Note (the “Exchange Notice”) or a facsimile of the Exchange Notice;

(ii) deliver the Exchange Notice, which is irrevocable, and the Note to the Exchange Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.08; and

(v) make any payment required under Section 4.03(d).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Exchange Date.” The Exchange Agent will, as promptly as possible, and in any event within two Business Days of the receipt thereof, provide the Company with notice of any exchange by a Holder of the Notes.

(d) Subject to Section 2.02(b), each Exchange Notice shall state the name or names (with address or addresses) in which any certificate or certificates for Common Shares which shall be issuable on such exchange shall be issued. All such Notes surrendered for exchange shall, unless the shares issuable on exchange are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(e) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Notes.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for exchange on the relevant Exchange Date; provided, however, that the Person in whose name the certificate or certificates for the number of Common Shares, if any, that shall be issuable upon such exchange in respect of any Trading Day during an Observation Period, if applicable, shall become the Holder of record of such Common Shares as of the Close of Business on the last Trading Day of such Observation Period.

(f) Upon the exchange of an interest in Global Notes, the Trustee (or other Exchange Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(g) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Note may be exchanged only if such notice of exercise is withdrawn in accordance with Section 3.06 hereof prior to the Close of Business on the Business Day prior to the relevant Fundamental Change Purchase Date.

Section 4.03. Payments Upon Exchange. (a) Except as provided in Section 4.06(b), upon exchange of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall deliver to exchanging Holders, in respect of each $1,000 principal amount of Notes being exchanged, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the applicable Observation Period for such Note.

(b) The “Daily Settlement Amount,” for each of the 25 Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of $40 and the Daily Exchange Value; and

(ii) to the extent the Daily Exchange Value exceeds $40, a number of Common Shares (the “Daily Share Amount”), subject to the Company’s right to pay cash in lieu of all or a portion of such number of shares as provided in Section 4.03(c), equal to (x) the difference between the Daily Exchange Value and $40, divided by (y) the Daily VWAP for such day.

(c) By the Close of Business on the Scheduled Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”), and the Company will notify exchanging Holders by notifying the Trustee (the “Cash Percentage Notice”). With respect to any Notes that are exchanged on or after November 15, 2011, the Cash Percentage specified by the Company in the Cash Percentage Notice for the corresponding Observation Period will apply to all such exchanges. If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the applicable Observation Period will equal (i) the Cash Percentage, multiplied by (ii) the Daily Share Amount for such Trading Day (assuming that the Company had not specified a Cash Percentage), multiplied by (iii) the Daily VWAP for such Trading Day. The number of shares deliverable in respect of each Trading Day in the applicable Observation Period will be a percentage of the Daily Share Amount (assuming that the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage in accordance with this Section 4.03(c), the Company shall settle the entire Daily Share Amount for each Trading Day in such Observation Period in Common Shares (plus cash in lieu of fractional shares). The Company may, at its option, revoke any Cash Percentage Notice in respect of any Observation Period (including any Observation Period after November 15, 2011) by notice to the Trustee; provided that the Trustee receives notice of such revocation by the Close of Business on the Scheduled Trading Day immediately prior to the first Scheduled Trading Day of such Observation Period.

(d) Upon the exchange of any Notes, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below. The Company’s delivery to the Holder of cash or a combination of cash and Common Shares, if applicable, together with any cash payment for any fractional Common Share, into which a Note is exchangeable will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so exchanged and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Exchange Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Exchange Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Notes so exchanged; provided that no such payment need be made (i) for exchanges following the Regular Record Date immediately preceding April 15, 2012, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

(e) The Company shall not issue fractional Common Shares upon exchange of Notes. If multiple Notes shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the exchange of any Notes, the Company shall make payment therefor in cash in lieu of fractional Common Shares based on the Daily VWAP of the Common Shares on the final Trading Day of the applicable Observation Period.

(f) Solely for purposes of determining the payments and deliveries due upon exchange under this Section 4.03, and notwithstanding the definition of “Trading Day” contained in Section 1.02, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Shares generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares (or other security for which a Daily VWAP must be determined) are not so listed or traded, “Trading Day” means a Business Day.

Section 4.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Exchange Rate under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), if Holders of Notes participate in any of the transactions described below, at the same time as holders of the Common Shares participate and as a result of holding the Notes, without having to exchange their Notes, as if such Holders held a number of Common Shares equal to the Exchange Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event.

(a) If Parent, at any time or from time to time while any of the Notes are outstanding, exclusively issues Common Shares as a dividend or distribution on Common Shares, or if Parent effects a share split or share combination, then the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	×	OS1
OS0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.

(b) If Parent, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of the Common Shares any rights or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Shares at a price per share less than the average of the Last Reported Sale Prices of Common Shares for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	×	OS0 + X
OS0 + Y

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights or warrants; and

Y	=

the number of Common Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Exchange Rate shall be readjusted to the Exchange Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In the event that such rights or warrants are not so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than the average of the Last Reported Sale Prices of Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such Common Shares, there shall be taken into account any consideration received by Parent for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by Parent’s Board of Directors.

(c) If Parent, at any time or from time to time while the Notes are outstanding, distributes shares of any class of its capital stock, evidences of its indebtedness, other assets or property of Parent or rights or warrants to acquire Parent’s capital stock or other securities to all or substantially all holders of the Common Shares, excluding:

(i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	×	SP0
SP0 – FMV

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by Parent’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Shares on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If Parent’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Shares. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of Common Shares equal to the Exchange Rate in effect immediately prior to the Ex-Dividend Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Parent and such dividend or distribution is listed for trading on a securities exchange (a “Spin-Off”), the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	×	FMV0 + MP0
MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period (as defined below);

ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Shares) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Shares over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any Trading Day in an Observation Period that occurs during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the applicable Trading Day during the Observation Period in determining the applicable Exchange Rate.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights or warrants distributed by Parent to all holders of the Common Shares entitling them to subscribe for or purchase shares of Parent’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Exchange Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 4.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 4.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Exchange Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Shares with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A) a dividend or distribution of Common Shares to which Section 4.04(a) applies (the “Clause A Distribution”);

(B) a dividend or distribution of rights or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If Parent makes any cash dividend or distribution to all or substantially all holders of the Common Shares, other than a regular, quarterly cash dividend or distribution that does not exceed $0.07 per Common Share (the “Initial Dividend Threshold”), the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	×	SP0
SP0 – C

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share Parent distributes to holders of the Common Shares in excess of the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero for the purposes of calculating the adjustment to the Exchange Rate under this Section 4.04(d) in respect of such dividend or distribution.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Exchange Rate pursuant to this Section 4.04(d).

In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for the relevant dividend or distribution. If the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Last Reported Sale Price of a Common Share on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Notes shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Shares, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of Common Shares equal to the Exchange Rate on the Ex-Dividend Date for such distribution.

(e) If Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price per Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	×	AC + (SP1 × OS1)
OS0 × SP1

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by Parent’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Shares over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 4.04(e) shall occur as of the Close of Business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any Trading Day in an Observation Period that occurs during the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the applicable Trading Day during the Observation Period in determining the applicable Exchange Rate.

(f) The Company from time to time may increase the Exchange Rate by any amount for any period of time of at least 20 Business Days, so long as the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company or Parent, which determination shall be conclusive. Whenever the Exchange Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of record of the Notes a notice of the increase at least one day prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(g) The Company may (but shall not be required to) increase the Exchange Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), if the Company’s Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Exchange Rate, the resulting adjustment to the Exchange Price) or to the nearest one ten-thousandth of a share.

(i) No adjustment shall be required to be made for Parent’s issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or rights to purchase Common Shares or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.11.

(j) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 4.04, Common Shares at any time outstanding shall not include shares held in the treasury of Parent, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(l) Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made (other than as a result of a share combination).

(m) The Company shall not be required to make an adjustment in the Exchange Rate unless the adjustment would require a change of at least 1% in the Exchange Rate. However, the Company will carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon the Exchange Date for any Notes and (ii) on each Trading Day of any Observation Period.

Section 4.05. Certain Other Adjustments. Whenever a provision of this Supplemental Indenture requires the calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Company’s Board of Directors) to such Last Reported Sale Prices or Daily VWAP, the Exchange Rate, or the

amount due upon exchange to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAP are to be calculated.

Section 4.06. Adjustments Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Common Shares (the “Additional Shares”) as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of exchange of the Notes is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Notwithstanding Section 4.03, if the consideration for the Common Shares in any Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change is comprised entirely of cash, then, for any exchange of Notes following the effective date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the Stock Price for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Exchange Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change. If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (i) or (ii) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five Trading-Day period ending on, and including, the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $45.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant subsection (e) below), no Additional Shares shall be added to the Exchange Rate.

(iii) If the Stock Price is less than $13.80 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (e) below), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate exceed 72.4638 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 4.04.

(e) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted as set forth in Section 4.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 4.04.

(f) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five business days after such Effective Date.

Section 4.07. Recapitalization, Reclassification and Changes to the Common Shares.

(a) If any of the following events occur:

(i) any recapitalization or reclassification of, or change in, the Common Shares (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving Parent; or

(iii) any sale, lease or other transfer to a third party of the consolidated assets of Parent and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case as a result of which the Common Shares would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company and Parent (or the successor to Parent or purchasing Person from Parent), as the Guarantor, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) in accordance with Section 6.01, providing that at and after the effective time of such Merger Event, the right to exchange a Note will be changed into a right to exchange such Note as set forth in the Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, and the type and amount of Reference Property that a holder of one Common Share would have owned or been entitled to receive, a “Unit of Reference Property”) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the exchange obligation shall be calculated and settled in accordance with Section 4.03 such that (i) the amount payable in cash upon exchange of the Notes as set forth under Section 4.03 will continue to be payable in cash, (ii) the number of Common Shares (if the Company does not elect to pay cash in lieu of all such shares) otherwise deliverable upon exchange of the Notes under Section 4.03 shall be instead deliverable in Unites of Reference Property that a holder of that number of Common Shares would have been entitled to receive in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of one Unit of Reference Property.

(b) If, as a result of the Merger Event, each Common Share is exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election, and (y) the Unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one Common Share.

(c) The supplemental indenture required pursuant to Section 4.07(a) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Company’s Board of Directors.

(d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.

(e) In connection with any Merger Event, the Initial Dividend Threshold will be subject to adjustment based on the number of Common Shares comprising the Reference Property and (if applicable) the value of the non-stock consideration comprising the Reference Property. For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of non-stock consideration, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 4.08. Taxes on Shares Issued. The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of Common Shares on exchange of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that Common Shares be issued in a name other than that of the Holder of the Notes exchanged, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Shares. (a) The Parent shall reserve, and at all times keep reserved, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to satisfy exchange of the Notes from time to time as such Notes are presented for exchange (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be exchanged by a single Holder).

(b) The Company covenants that all Common Shares that may be issued upon exchange of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

(c) The Company shall list or cause to have quoted any Common Shares to be issued upon exchange of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

Section 4.10. Responsibility of Trustee. The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Exchange Rate, to determine whether any facts exist which may require any adjustment of the Exchange Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property that may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and the Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or Parent, as applicable, to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Exchange Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

Section 4.11. Notice to Holders Prior to Certain Actions. If Parent shall authorize the granting to the holders of all or substantially all of the Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Exchange Rate pursuant to Section 4.04 hereof; then, unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture, the Company shall make a public announcement of such event as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, stating the date on which a record is to be taken for the purpose of such rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to rights or warrants are to be determined. Failure to make such announcement, or any defect therein, shall not affect the legality or validity of such grant.

Section 4.12. Stockholder Rights Plan. Each Common Share issued upon exchange of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by Parent, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any exchange such rights have separated from the Common Shares in accordance with the provisions of the applicable stockholder rights agreement, the Exchange Rate shall be adjusted at the time of separation as if Parent had distributed to all holders of the Common Shares, shares of Parent’s capital stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. The events of default provisions set forth in this Section 5.01 shall, with respect to the Notes, supersede in their entirety Section 501 of the Base Indenture, and all references in the Base Indenture to Section 501, 501(4), 501(5) and 501(6) thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 5.01, Section 5.01(e), Section 5.01(g) and Section 5.01(h) and the events of default provisions set forth in this Section 5.01, respectively. Each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a) default in any payment of interest, including any Additional Interest and any Additional Amounts, on any Note when due and payable and the default continues for a period of 30 days;

(b) default in the payment of the principal of any Note, including any Additional Amounts, when due and payable at the Stated Maturity, upon any required repurchase, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes in accordance with the Indenture upon exercise of a Holder’s exchange right in accordance with Article 4 hereof;

(d) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.03 when due;

(e) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee for the Notes or to the Company, the Guarantor and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(f) default by the Company, Parent or any Subsidiary of the Company or Parent with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of the Company, Parent and/or any Subsidiary of the Company or Parent, whether such indebtedness now exists or shall hereafter be created resulting in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

(g) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or Parent in an involuntary case or proceeding under any applicable federal, state, Bermuda or Ireland bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or Parent a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or Parent under any applicable federal, state, Bermuda or Ireland law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or Parent or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) the commencement by the Company or Parent of a voluntary case or proceeding under any applicable federal, state, Bermuda or Ireland bankruptcy, insolvency, reorganization or other similar law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or Parent to the entry of a decree or order for relief in respect of the Company or Parent, respectively, in an involuntary case or proceeding under any applicable federal, state, Bermuda or Ireland bankruptcy, insolvency, reorganization or other similar law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or Parent, or the filing by the Company or Parent of a petition or answer or consent seeking reorganization or relief under any applicable federal, state, Bermuda or Ireland law, or the consent by the Company or Parent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or Parent or of any substantial part of its property, or the making by the Company or Parent of an assignment for the benefit of creditors, or the admission by the Company or Parent in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or Parent in furtherance of any such action;

(i) any guarantee by Parent on the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

(j) consummation of the Reorganization without execution of a supplemental indenture effective as of the effective date of the Reorganization adding as a Guarantor of the Notes under the Indenture IR Ireland or any other Person described as an intended Guarantor of the Notes under “About us—Reorganization” in the Prospectus Supplement to the extent such Person becomes a guarantor in respect of the Company’s 9.500% Senior Notes due 2014.

Section 5.02. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to any obligation of the Company or Parent to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act, Section 2.03 of this Supplemental Indenture, shall consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during which such Event of Default is continuing up to, and including, the date which is 180 days after the date on which such Event of Default first occurs (“Additional Interest”). In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the preceding sentence, the Company must give notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice or to pay such Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 502 of the Base Indenture. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 502 of the Base Indenture. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.02, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

Section 5.03. Company Compliance Certificates and Notice of Defaults. Notwithstanding anything to the contrary in Section 1007 of the Base Indenture, each of the Company and Parent shall deliver to the Trustee, on or before May 15 in each year ending after the date hereof, an Officer’s Certificate (one of the signatories of which shall be the principal executive officer, principal accounting officer or principal financial officer of the Company) stating that in the course of the performance by such signer of his or her duties as an officer of the Company or Parent, as the case may be, he would normally have knowledge of any default (without regard to periods of grace or notice requirements) by the Company or Parent in the performance and observance of any of the covenants contained in the Indenture, and stating whether or not he has knowledge of any such default and, if so, specifying each such default of which such signer has knowledge and the nature thereof. The Company and Parent each covenant to deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company or Parent, as the case may be, becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company or Parent, as the case may be, proposes to take with respect thereto.

ARTICLE 6

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01. Restrictions Applicable to Parent. In addition to the restrictions applicable to the Company and the Guarantors set forth in Section 801 of the Base Indenture, Parent shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person if, pursuant to Section 4.07, the Notes would become exchangeable into Reference Property constituting securities of an issuer that is not a Guarantor of the Notes, unless such issuer fully and unconditionally guarantees the Notes by supplemental indenture on the same terms as Parent and becomes a Guarantor for all purposes under the Indenture.

Section 6.02. Restrictions on Redomiciliation. Neither the Company nor any Guarantor shall effect a Redomiciliation to any jurisdiction (other than to Bermuda, Ireland, the United States or any state thereof or the District of Columbia, Redomiciliations to which are not subject to the provisions of this Section 6.02) without at least 60 days’ prior written notice (the “Redomiciliation Notice”) of such proposed Redomiciliation to the Trustee and the Holders. Such Redomiciliation Notice (which may incorporate by reference other publicly available information relating to such proposed Redomiciliation) shall specify the Company’s election as to whether (i) the obligation to pay any Additional Amounts under Section 10.01 (subject to the conditions and limitations under Section 10.01) will apply to any and all payments (whether or not of principal or interest) on the Notes made by the Company, or any such Guarantor, following such Redomiciliation, or (ii) such Redomiciliation Notice shall constitute a Fundamental Change (which also constitutes a Make-Whole Fundamental Change). The Company shall make such election in its sole discretion, and any such election shall be irrevocable. If the Company does not make such election when required, it shall be deemed to have made the election described in the preceding clause (i) of this Section 6.02.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01. Satisfaction and Discharge of the Supplemental Indenture. (a) The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article Four of the Base Indenture, and all references in the Base Indenture to Article Four thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively. When (i) the Company shall deliver to the Security Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or following the last day of the applicable Observation Period upon exchange or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and Common Shares, as applicable, sufficient to pay all amounts due (and Common Shares deliverable following exchange, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture and the Indenture with respect to the Notes shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 102 of the Base Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture.

Section 7.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 7.04, all monies and Common Shares, if applicable, deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and Common Shares, if applicable, shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption or exchange of which such monies and Common Shares, if applicable, have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any or exchange thereof.

Section 7.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 7.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies or Common Shares, if applicable, deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies or Common Shares, if applicable; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 7.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or Common Shares, if applicable, in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Common Shares, if applicable in accordance with Section 7.02; provided, however, that if the Company or any Guarantor makes any payment of interest on or principal of any Note or exchange thereof following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Common Shares, if applicable, held by the Trustee or Paying Agent.

Section 7.06. Indemnification. The Company and the Guarantor shall pay and shall indemnify the Trustee against any tax, fee, or other charge imposed on or assessed against any monies or Common Shares, if applicable, deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes, other than any payable by or on behalf of Holders.

Section 7.07. Return of Excess Payment. The Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request any monies or Common Shares, if applicable, held by it as provided in Section 7.01 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such monies or Common Shares, if applicable, were deposited or received.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 901 of the Base Indenture, the Company, the Guarantor and the Trustee may amend or supplement the Indenture as it relates to the Notes or the Notes without notice to or the consent of any Holder of the Notes:

(a) to add guarantees with respect to the Notes;

(b) to conform this Supplemental Indenture and the form or terms of the Notes to the section entitled “Description of Notes” as set forth in the Prospectus Supplement; or

(c) to comply with their obligations to execute and deliver a supplemental indenture pursuant to the provisions of Section 4.07 of this Supplemental Indenture.

Section 8.02. Amendments, Supplements or Waivers With Consent of Holders. The Company, each Guarantor and the Trustee may amend and supplement the Indenture with respect to the Notes and the Notes with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes as provided in Section 902 of the Base Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 902 of the Base Indenture, without the consent of the Holder of each Outstanding Note affected thereby, no amendment or supplement may:

(a) make any change that adversely affects the exchange rights of any Notes; or

(b) reduce any Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants or definitions related thereto or otherwise.

For the avoidance of doubt, references to: (x) “principal” or “principal amount” in Section 902(1) of the Base Indenture shall be deemed to include any Additional Amounts payable pursuant to Section 10.01, (y) “interest” in Section 902(1) of the Base Indenture shall be deemed to include any Additional Interest payable pursuant to Section 5.02 and any Additional Amounts payable pursuant to Section 10.01 and (z) “Article Nine” in Section 513(2) of the Base Indenture shall be deemed to include Sections 8.02(a) and (b) hereof.

Section 8.03. Notice of Supplemental Indenture. The Company shall cause notice of the execution of any supplemental indenture to be mailed promptly to each Holder briefly describing such supplemental indenture. However, the failure to deliver such notice, or any defect in such notice, shall not affect the legality or validity of such supplemental indenture.

ARTICLE 9

INAPPLICABLE PROVISIONS OF THE BASE INDENTURE

Section 9.01. Judgment Currency. The provisions of Section 117(a) of the Base Indenture shall not apply to the Notes.

Section 9.02. Limitations on Liens. The provisions of Section 1004 of the Base Indenture shall not apply to the Notes.

Section 9.03. Limitations on Sale and Leaseback Transactions. The provisions of Section 1005 of the Base Indenture shall not apply to the Notes.

Section 9.04. Redemption of Securities. The provisions of Article Eleven of the Base Indenture shall not apply to the Notes.

Section 9.05. Sinking Funds. The provisions of Article Twelve of the Base Indenture shall not apply to the Notes.

Section 9.06. Events of Default. The provisions of Section 5.01 of this Supplemental Indenture supersede the entirety of Section 501 of the Base Indenture.

Section 9.07. Satisfaction and Discharge. The provisions of Article 7 of this Supplemental Indenture supersede the entirety of Article Four of the Base Indenture.

ARTICLE 10

ADDITIONAL AMOUNTS AND CURRENCY INDEMNITY

Section 10.01. Additional Amounts.

(a) All payments made by the Company, a Guarantor or a successor of either of them (each a “Payor”) on the Notes in respect of interest or principal shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law.

(b) If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i) any jurisdiction from or through which payment on the Notes or the Guarantee is made, in respect of interest or principal, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(ii) any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,

(each of clauses (i) and (ii), a “Relevant Taxing Jurisdiction”) shall at any time be required from any payments made with respect to the Notes in respect of interest or principal, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the Notes or the Guarantee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

(A) any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such note or enforcement of rights thereunder or under the Guarantee or the receipt of payments in respect thereof;

(B) any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing

Jurisdiction, the relevant beneficial owner at that time has been notified by the Payor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(C) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(D) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or under the Guarantee;

(E) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(F) any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/ EC on the taxation of savings or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(G) any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant note to another Paying Agent in a member state of the European Union.

(c) Such Additional Amounts shall also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (A) to (G) of Section 10.01(b) inclusive.

(d) The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copies to each Holder. The Payor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

Copies of such documentation shall be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and shall be made available at the offices of the Paying Agent.

(e) At least 30 days prior to each date on which any payment under or with respect to the Notes or the Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor shall be obligated to pay Additional Amounts with respect to such payment, the Payor shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts shall be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(f) If the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes or the Guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders or beneficial owners as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

(g) Wherever in the Indenture the Notes or the Guarantee there are mentioned, in any context:

(i) the payment of principal;

(ii) purchase prices in connection with a purchase of Notes;

(iii) interest; or

(iv) any other amount payable on or with respect to the Notes or the Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this Section 10.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(h) The Payor shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or the Guarantee, excluding any such taxes, charges’ or similar levies imposed by any jurisdiction other than the jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

(i) If, in connection with a proposed Redomiciliation of the Company or any Guarantor, the Company elects or is deemed to have elected for Additional Amounts to apply under Section 6.02, the requirement to pay Additional Amounts as described above, subject to the same conditions and limitations, shall apply to all payments made under the Notes after the date of such Redomiciliation by the Company or any such Guarantor, whether or not of principal or interest.

(j) The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 10.02. Currency Indemnity. (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company or any Guarantor under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in our winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or any Guarantor shall only constitute a discharge to the Company to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase, without duplication of any amounts indemnified above.

(b) For the purposes of Section 10.02(a), it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(c) The indemnities in this Section 10.02 constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

(d) The provisions of Section 117(a) of the Base Indenture shall not apply to the Notes.

ARTICLE 11

GUARANTEE

Section 11.01. Guarantee. Subject to the provisions set forth in Section 1301(b) and (c) of the Base Indenture, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee for such Notes hereunder and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under this Indenture, according to the terms thereof and of this Indenture. In case of the failure of the Company promptly to make any such payment of principal (and premium, if any, on) or interest, or any other such amount, the Guarantor hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether upon exchange, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Execution as Supplemental Indenture. This Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

Section 12.02. Payments on Business Days. If any Interest Payment Date or the Stated Maturity of the Notes or any earlier required repurchase date would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 12.03. Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

Section 12.04. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 12.05. Separability. In case any provision in this Supplemental Indenture or in any Note or related Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.06. Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes or the Guarantee, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any Bid Solicitation Agent, any authenticating agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.07. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 12.08. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE RELATED GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Shares, accrued interest payable on the Notes, the Settlement Amount and the Exchange Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent (if different than the Trustee), and each of the Trustee and Exchange Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 12.10. Additional Guarantors. If at any time there is more than one Guarantor in respect of the Notes, then (a) each such Guarantor shall be deemed to Guarantee the Notes jointly and severally with each other such Guarantor, and (b) any reference in the Indenture to “the Guarantor” shall be deemed to be a reference to each such Guarantor.

Section 12.11. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as the Company

By:	/s/ David S. Kuhl
Name:	David S. Kuhl
Title:	Vice President and Treasurer

INGERSOLL-RAND COMPANY LIMITED, as Guarantor

By:	/s/ Patricia Nachtigal
Name:	Patricia Nachtigal
Title:	Senior Vice President and General Counsel

By:	/s/ Barbara A. Santoro
Name:	Barbara A. Santoro
Title:	Vice President and Secretary

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

SCHEDULE A

The following table sets forth the amount, if any, by which the Exchange Rate per $1,000 principal amount of Notes will increase pursuant to Section 4.06 of this Supplemental Indenture for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$13.80	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00
April 6, 2009	16.7224	15.5750	10.4572	7.2436	5.1784	3.8188	2.9003	2.2620	1.8058	1.4708	1.2186	1.0239	0.8702	0.7464
April 15, 2010	16.7224	14.7734	9.3519	6.0700	4.0586	2.8065	2.0118	1.4954	1.1514	0.9148	0.7471	0.6242	0.5309	0.4578
April 15, 2011	16.7224	13.0833	7.2013	3.9372	2.1759	1.2424	0.7515	0.4919	0.3512	0.2710	0.2217	0.1884	0.1639	0.1443
April 15, 2012	16.7224	10.9253	1.4015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. THIS NOTE (AND THE RELATED GUARANTEE) MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

4.50% Exchangeable Senior Note due 2012

No. [ ]	$345,000,000

CUSIP No. 45687AAD4

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized under the laws of Bermuda (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED FORTY-FIVE MILLION DOLLARS ($345,000,000) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on April 15, 2012, and to pay interest thereon from April 6, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 2009, at the rate per annum provided in the title hereof, until the principal hereof is paid or the Notes are earlier exchanged or repurchased or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be April 1 or October 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any, on) and interest, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in coin or currency of the United States of America, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: April 6, 2009

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: April 6, 2009

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

4.50% Exchangeable Senior Note due 2012

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of August 12, 2008, as supplemented (herein called the “Base Indenture”) and as further supplemented by the Third Supplemental Indenture dated as of April 6, 2009 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) among the Company, Ingersoll-Rand Company Limited (herein called the “Guarantor”, which term includes any successor guarantor or guarantors under the Indenture) and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Base Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note is not subject to redemption at the option of the Company prior to April 15, 2012 and, for the avoidance of doubt, this Note is not subject to the provisions of Articles Eleven or Twelve of the Base Indenture.

This Note is not subject to the provisions in Sections 117(a), 1004 or 1005 of the Base Indenture, and the provisions in Section 5.01 and Article 7 of the Supplemental Indenture supersede the entirety of Section 501 and Article Four of the Base Indenture, respectively.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding April 15, 2012, to exchange this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be exchanged and cash, Common Shares or a combination thereof, at the Company’s discretion, in respect of the remainder, if any, at the applicable Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(g) or Section 5.01(h) of the Supplemental Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any, on) or interest, if any, on this Note or the Guarantee endorsed hereon, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or in any indenture supplemental thereto, or in any Note or in the Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of

Survivorship and not as tenants in common Uniform Gifts to Minors Act              (State)

Additional abbreviations may also be used though not in the above list.

FORM OF GUARANTEE

OF

INGERSOLL-RAND COMPANY LIMITED

For value received, Ingersoll–Rand Company Limited, a company duly organized and existing under the laws of Bermuda (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on such Note, and all other amounts due under the Indenture, if any, when and as the same shall become due and payable, whether upon exchange, at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein, all in accordance with and subject to the terms and limitations of the Note on which this Guarantee is endorsed and Article Thirteen of the Base Indenture. In case of the failure of Ingersoll–Rand Global Holding Company Limited, a company duly organized under the laws of Bermuda (herein called the “Company”, which term includes any successor Person under such Indenture), promptly to make any such payment of principal (and premium, if any) or interest or any such other amount or payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether upon exchange, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, subject to the terms and limitations of Article Thirteen of the Base Indenture.

If at any time there is more than one Guarantor in respect of the Notes, then (i) each such Guarantor shall be deemed to Guarantee the Notes jointly and severally with each other such Guarantor, and (ii) any reference in the Indenture to “the Guarantor” shall be deemed to be a reference to each such Guarantor.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Executed and dated the date on this 6th day of April, 2009.

INGERSOLL-RAND COMPANY LIMITED

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

4.50% Exchangeable Senior Note due 2012

The initial principal amount of this Global Note is THREE HUNDRED FORTY FIVE MILLION DOLLARS ($345,000,000). The following, exchanges or purchases of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF EXCHANGE]

To:	Ingersoll-Rand Global Holding Company Limited

The undersigned owner of this Note hereby irrevocably exercises the option to exchange this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash up to the aggregate principal amount of the Notes to be exchanged and cash, Common Shares or a combination thereof, at the Company’s discretion, in respect of the remainder, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any Common Shares issuable and deliverable upon exchange, together with any check in payment for fractional Common Shares, and any Notes representing any unexchanged principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be exchanged. If any Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be exchanged (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any Common Shares and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Ingersoll-Rand Global Holding Company Limited

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ingersoll-Rand Global Holding Company Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ , 000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                              hereby sell(s), assign(s) and transfer(s) unto                              (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee